UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 21, 2005

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement

Agreement with Ralph Snyderman

Effective April 19, 2005, Science Applications International Corporation (SAIC) and Ralph Snyderman entered into an agreement that amended and restated the option agreements relating to each of the options to purchase SAIC Class A common stock held by Dr. Snyderman. The agreement provides that Dr. Snyderman’s resignation as a director of SAIC on April 19, 2005 shall qualify as a Special Retirement under the terms of the option agreements, which allows the unvested options to purchase SAIC Class A common stock held by Dr. Snyderman to continue vesting in accordance with their normal vesting schedule.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As described in Item 1.01 above, Ralph Snyderman resigned as a member of SAIC’s board of directors on April 19, 2005.

On April 15, 2005, Stephen D. Rockwood submitted his resignation as a member of SAIC’s board of directors.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Amended and Restated 1999 Stock Incentive Plan Non-Qualified Stock Option Agreement And Confirmation dated as of April 19, 2005, by and between SAIC and Dr. Snyderman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: April 21, 2005	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary